UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 9, 2009 (the “Proceeding Date”), Spansion Japan Limited (“Spansion Japan”), an indirect wholly-owned subsidiary of Spansion Inc. (the “Company”), entered into a proceeding under the Corporate Reorganization Law (Kaisha Kosei Ho) of Japan to obtain protection from Spansion Japan’s creditors while it continues restructuring efforts (the “Spansion Japan Proceeding”).

The Spansion Japan Proceeding constitutes an event of default causing automatic acceleration of the outstanding obligations without further action under the following debt instruments of Spansion LLC and Spansion Japan:

•

The Senior Facility Agreement, dated March 30, 2007, among Spansion Japan, GE Capital Leasing Corporation and the other financial institutions party thereto (the “GE Facility”), which resulted in all obligations under the GE Facility (approximately $285 million as of the Proceeding Date) becoming automatically due and payable.

•

The Revolving Credit Facility Agreement, dated as of December 28, 2007, among Spansion Japan, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and the other financial institutions party thereto (the “BTMU Revolver”), which resulted in all obligations under the BTMU Revolver (approximately $98 million as of the Proceeding Date) becoming automatically due and payable.

•

The Credit Line Account Application and Agreement for Organizations and Business, dated as of December 29, 2008, between Spansion LLC and UBS Bank USA (the “UBS Credit Line”), which resulted in all obligations under the UBS Credit Line (approximately $75 million as of the Proceeding Date) becoming automatically due and payable.

•

The Indenture, dated as of June 12, 2006, among Spansion LLC, the Company and Spansion Technology LLC, as guarantors, and HSBC Bank USA, National Association, as successor Trustee (the “Exchangeable Debentures Indenture”), governing Spansion LLC’s issued and outstanding 2.25% Senior Subordinated Exchangeable Debentures due 2016, which resulted in all obligations under the Exchangeable Debentures Indenture (approximately $208 million as of the Proceeding Date) becoming automatically due and payable.

In addition, the Spansion Japan Proceeding constitutes an event of default, which may result in acceleration of the outstanding obligations thereunder if the Agent or Trustee, as applicable, takes the prescribed steps under the following debt instrument to cause such acceleration:

•

The Credit Agreement, dated as of September 19, 2005, among Spansion LLC, Bank of America, N.A. and the other financial institutions party thereto, as amended, under which there were approximately $10 million of obligations outstanding as of the Proceeding Date.

•

The Indenture, dated as of December 21, 2005, among Spansion LLC, the Company and Spansion Technology LLC, as guarantors, and HSBC Bank USA, National Association, as successor Trustee, governing Spansion LLC’s issued and outstanding 11.25% Senior Notes due 2016, under which there were approximately $266 million of obligations outstanding as of the Proceeding Date.

•

The Indenture, dated as of May 18, 2007, among Spansion LLC, the Company and Spansion Technology LLC, as guarantors, and HSBC Bank USA, National Association, as successor Trustee, governing Spansion LLC’s issued and outstanding Senior Secured Floating Rate Notes due 2013, under which there were approximately $632 million of obligations outstanding as of the Proceeding Date.

Item 8.01	Other Events.

In connection with the Spansion Japan Proceeding, on the Proceeding Date the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2009	SPANSION INC.

	By:	/s/ Robert C. Melendres
	Name:	Robert C. Melendres
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 9, 2009.